Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

ADS NOTICE OF GUARANTEED DELIVERY

For Tender of

American Depositary Shares (“ADSs”)

(Evidenced by American Depositary Receipts (“ADRs”))

of

Arcelor S.A.

Pursuant to the U.S. Prospectus dated [•], 2006

by

Mittal Steel Company N.V.

Do not use for signature guarantees

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT [•],

NEW YORK CITY TIME, ON [•] 2006, UNLESS THE U.S. OFFER IS EXTENDED OR

UNLESS IT LAPSES OR IS WITHDRAWN PRIOR TO THAT TIME.

This ADS Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by holders of Arcelor ADSs to tender their ADSs in connection with the U.S. Offer (as defined in the ADS Letter of Transmittal), as described in the U.S. prospectus, dated [•], 2006, relating to the U.S. Offer (the “U.S. Prospectus”) by Mittal Steel Company N.V., a public limited company incorporated in The Netherlands (“Mittal Steel”), for securities of Arcelor S.A., a Luxembourg public limited liability company (société anonyme) (“Arcelor”), if:

•	the ADRs evidencing such ADSs are not immediately available, or

•	you cannot deliver the ADRs and all other required documents to the ADS Centralizing Agent prior or the Expiration Date (as defined below); or

•	the procedures for book-entry transfer cannot be completed or time will not permit all required documents to reach the ADS Centralizing Agent prior to the Expiration Date.

The term “Expiration Date” means [•], New York City time on [•], 2006, or, if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as extended, will expire. This form may be delivered by hand, transmitted via facsimile or mailed to the ADS Centralizing Agent and must include a guarantee by an Eligible Institution (as such term is defined below). See “The Offer—Procedures for Tendering Arcelor Securities—Procedures for Tendering Arcelor ADSs” of the U.S. Prospectus.

For each of your tendered Arcelor ADSs, you may elect to participate in the Primary Offer or one of the two Secondary Offers (as each term is defined in the ADS Letter of Transmittal). To elect to tender in the Primary Offer and/or one or both of the Secondary Offers with respect to any of your tendered Arcelor ADSs, you must make the necessary election in the box entitled “Primary-Secondary Offer Election” in the ADS Letter of Transmittal. You are not required to make any election (in which case you shall automatically be deemed to have elected to participate exclusively in the Primary Offer) or to make the same election for all of the Arcelor ADSs that you tender in the U.S. Offer.

Any terms used and not otherwise defined herein shall have the meanings assigned to them in the U.S. Prospectus.

The ADS Centralizing Agent for the U.S. Offer is:

The Bank of New York

By Mail:	By Hand:	By Overnight:

The Bank of New York Tender & Exchange Department	The Bank of New York Reorganization Services	The Bank of New York Tender & Exchange Department – 11 West
P.O. Box 11248 Church Street Station New York, NY 10286-1248	101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286	101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

For Notice of Guaranteed Delivery Only, By Facsimile Transmission: (212) 815-6433 (Eligible Institutions Only)

To Confirm Facsimile Transmission By Telephone: (212) 815-6212 (Eligible Institutions Only)

DELIVERY OF THIS ADS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This ADS Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

In the case of ADSs held through the Depository Trust Corporation’s (“DTC”) system in book-entry form (see “The Offer—Procedures for Tendering Arcelor Securities—Procedures for Tendering Arcelor ADSs—Arcelor ADSs in Book-Entry Form” in the U.S. Prospectus), this ADS Notice of Guaranteed Delivery may be delivered to the ADS Centralizing Agent by a participant in the DTC system via the book-entry confirmation system. Arcelor Shares and Convertible Bonds (each as defined in the ADS Letter of Transmittal) may not be tendered by means of this form.

Ladies and Gentlemen:

The undersigned hereby tenders to Mittal Steel Company N.V., a public limited company incorporated in The Netherlands, upon the terms and subject to the conditions set forth in the U.S. prospectus, dated [•], 2006 (the “U.S. Prospectus”), and the related ADS Letter of Transmittal, as each may be amended or supplemented from time to time, receipt of which is hereby acknowledged, the number of Arcelor S.A. ADSs indicated below pursuant to the guaranteed delivery procedure detailed under “The Offer—Procedures for Tendering Arcelor Securities—Procedures for Tendering Arcelor ADSs—Guaranteed Delivery” in the U.S. Prospectus.

Number of ADSs Tendered: ______________________	Name(s) of Record Holder(s): _____________________

ADR No(s). (if available): ________________________	______________________________________________
(Please Type or Print)
______________________________________________

______________________________________________	Address(es): ____________________________________

If ADSs will be delivered by book-entry transfer:	_______________________________________________
(Including ZIP Code)

Name of Tendering Institution: _____________________

DTC Participant Number: _________________________	Area Code and Telephone Number: ___________________

Transaction Code Number: ________________________	Signature(s): _____________________________________

Date: _____________________________________ 2006	________________________________________________

(Please Print or Type)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or any other “Eligible Guarantor Institution,” as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (each an “Eligible Institution”), hereby guarantees that either the ADRs evidencing all ADSs tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such ADSs into the ADS Centralizing Agent’s account at DTC (pursuant to the procedures set forth under “The Offer—Procedures for Tendering Arcelor Securities—Procedures for Tendering Arcelor ADSs” in the U.S. Prospectus), together with a properly completed and duly executed ADS Letter of Transmittal (or manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the U.S. Prospectus)) and any other documents required by the ADS Letter of Transmittal, will be received by the ADS Centralizing Agent at one of its addresses set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the ADS Centralizing Agent and must deliver the ADS Letter of Transmittal, ADRs evidencing the ADSs and/or any other required documents to the ADS Centralizing Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________________________________

Address: _______________________________________________________________________________________________

_______________________________________________________________________________________________________

(Including ZIP Code)

Area Code and Telephone Number: __________________________________________________________________________

Authorized Signature: _____________________________________________________________________________________

Name: __________________________________________________________________________________________________

________________________________________________________________________________________________________

(Please Type or Print)

Title: ___________________________________________________________________________________________________

Dated: _____________________________________________________________________________________________ , 2006

NOTE: DO NOT SEND ADRs WITH THIS ADS NOTICE OF GUARANTEED DELIVERY; ADRs EVIDENCING ADSs ARE TO BE DELIVERED WITH YOUR ADS LETTER OF TRANSMITTAL.

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